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                                                                    Exhibit 99.0

NEWS RELEASE                                              CONTACTS: 408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


                CALPINE TO MEET WITH CALIFORNIA ENERGY OFFICIALS

                Company to Host Conference Call at 11:00am PST


     (SAN JOSE, CALIF.) December 11, 2001 -- Calpine Corporation [NYSE:CPN], the San Jose, Calif.-based independent power company, today confirmed that it is scheduled to meet with state officials later this week regarding the company's long-term contracts with the California Department of Water Resources (DWR).

     James Macias, Calpine's senior vice president and lead negotiator for the DWR contracts, stated, "Calpine believes in a strong working relationship with our customers, and we are willing to consider different opportunities to better meet their needs. Calpine has strong contracts in place with DWR, which have gone a long way to stabilize California's power market. Calpine and the state stand behind their respective contractual obligations; however, we are open to working with DWR to explore options that can add value for both parties."

     Calpine was the first to respond to the state's call for long-term contracts to stabilize price volatility in the electric power and natural gas markets. Earlier this year, Calpine entered into long-term power sales agreements with DWR to help alleviate California's energy crisis. Under the terms of two 10-year fixed priced contracts, Calpine is providing to DWR up to 2,000 megawatts of energy from its fleet of new and existing energy centers. Calpine will also supply up to 735 megawatts of peaking capacity from 15 new peaking turbines through two separate agreements.

     To strengthen California's energy supply, Calpine has launched the largest energy initiative ever undertaken in the state. Calpine brought on line three new plants this year -- the first major generating facilities in more than a decade -- adding 1,600 megawatts of needed generation in time to help meet California's peak summer demand. Calpine's current portfolio serving California includes approximately 3,000 megawatts in operation, 2,400 megawatts under construction and another 5,100 megawatts in announced development.

     Calpine will host a conference call today at 11:00am PST to discuss the status of the DWR contracts and to follow-up and answer questions from yesterday's conference call. The call is available in a listen-only mode by calling 1-800-322-9079 prior to the start of the conference call. International callers should dial 1-973-628-6885. Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the Investor Relations page of Calpine's website at www.calpine.com.


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CALPINE TO MEET WITH CALIFORNIA ENERGY OFFICIALS
Page 2
December 11, 2001


     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. The company currently has approximately 9,200 megawatts of base load and 1,900 megawatts of peaking capacity in operation, 17,100 megawatts under construction and 18,400 megawatts in announced development. Calpine's projects are located in 29 states in the United States, three provinces in Canada and in the United Kingdom. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) the assurance that the Company will develop additional plants, (iv) a competitor's development of a lower-cost generating gas-fired power plant, and (v) the risks associated with marketing and selling power from power plants in the newly competitive energy market, including volatility of commodity prices. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


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